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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Time America, Inc.
Tempe, Arizona

        As independent certified public accountants, we hereby consent to the incorporation by reference in Amendment No. 3 of Registration Statement on Form S-2 of our report, dated September 22, 2003, included in the Company's Form 10-KSB for the year ended June 30, 2003, and to all references to our firm included in this registration statement and the Form 10-KSB filing.

/s/ Semple & Cooper, LLP

Phoenix, Arizona

March 18, 2004

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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS